                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549




                                   FORM 8-K/A
                               AMENDMENT NO. 1 TO
                                 CURRENT REPORT




                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


          Date of Report (Date of Earliest Event Reported) May 28, 1999
                                                           ------------





                                   EG&G, Inc.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)






  Massachusetts                        1-5075                  04-2052042
---------------               ------------------------      ------------------
(State or other               (Commission File Number)      (IRS Employer
jurisdiction of                                             Identification No.)
incorporation)



                   45 William Street, Wellesley, Massachusetts     02481
                   -------------------------------------------   ---------
                   (Address of principal executive offices)      (Zip Code)





                                 (781) 237-5100
              ---------------------------------------------------
              (Registrant's telephone number, including area code)



                                 Not Applicable
          -------------------------------------------------------------
          (Former name or former address, if changed since last report)

This Amendment on Form 8-K/A amends and restates Item 7 of the Current Report on Form 8-K filed with the Securities and Exchange Commission on June 14, 1999 by EG&G, Inc.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

(a)  Financial Statements of Businesses Acquired

     The financial statements required to be filed for the Analytical Instruments Division (the Division) of The Perkin Elmer Corporation (the Seller) are included as Exhibits in this Form 8-K/A.

(b)  Unaudited Pro Forma Financial Information

     On May 28, 1999, EG&G, Inc. (the Company) completed its acquisition of the Division, a leading producer of high quality analytical testing instruments.

     On December 16, 1998, the Company completed its acquisition of Lumen Technologies, Inc. (Lumen), which is engaged in the business of developing, manufacturing and marketing specialty light sources and related products for markets requiring advance optical technologies.

     The Company accounted for both acquisitions as purchases.

     The following unaudited pro forma consolidated income statements give effect to the acquisitions of Lumen and the Division and should be read in conjunction with the historical financial statements and related notes thereto for the Company, Lumen and the Division. The financial statements required to be filed with the Securities and Exchange Commission for the Lumen acquisition were included as exhibits in a separate report on Form 8-K/A, filed by the Company on March 30, 1999. The unaudited pro forma consolidated income statements for the fiscal year ended January 3, 1999 and the six-month period ended July 4, 1999 give effect to the acquisitions as if they were completed as of December 29, 1997, and combine the Company, Lumen and the Division's historical income statements for each respective period as necessary. The unaudited pro forma consolidated results for the fiscal year ended January 3, 1999 and the six-month period ended July 4, 1999 exclude acquisition-related charges of $23 million and $2.3 million for purchased in-process technology related to the Division and Lumen, respectively.

     The unaudited pro forma consolidated income statement for the fiscal year ended January 3, 1999 includes columns representing the Company's historical results as adjusted for the 1998 divestitures of its Rotron and Sealol Industrial Seals businesses (previously reported on Form 8-K dated April 16, 1998) for the fiscal twelve months then ended, Lumen's historical results for the period ended December 15, 1998, ILC Technology, Inc.'s
     (ILC) historical results for the period from January 1 through March 12, 1998 (ILC was acquired by Lumen on March 12, 1998) and the Division's historical results for the twelve month period ended December 31, 1998 (the Division previously had a June 30 yearend).

     The unaudited pro forma consolidated income statement for the six months ended July 4, 1999 includes columns representing the Company's historical results for the six months then ended and the Division's historical results for the period from January 1, 1999 through May 28, 1999, the date of the acquisition.

     A separate pro forma consolidated balance sheet has not been included in this filing as both transactions have already been reflected in the Company's consolidated balance sheet as of July 4, 1999, included in the Company's Form 10-Q for the period ended July 4, 1999.

     The unaudited pro forma consolidated financial information is provided for informational purposes only and is not necessarily indicative of the Company's operating results that would have occurred had the acquisitions been consummated on the dates, or at the beginning of the period, for which the consummation of the acquisitions is being given effect, nor is it necessarily indicative of the Company's future operating results. The unaudited pro forma adjustments do not reflect any operating efficiencies and cost savings that the Company believes are achievable.

     The unaudited pro forma consolidated financial information has been prepared using the purchase method of accounting, whereby the total cost of the acquisitions has been allocated to the tangible and intangible assets acquired and liabilities assumed based on their respective fair values at the effective date of the acquisition. Such allocations will be based on studies and independent valuations, which are currently being finalized. Accordingly, the allocations reflected in the unaudited pro forma consolidated financial information are preliminary and subject to revision. It is not expected that the final allocation of purchase price will produce materially different results from those presented herein.

                                   EG&G, INC.
               UNAUDITED PRO FORMA CONSOLIDATED INCOME STATEMENT
                   FOR THE SIX MONTHS ENDED JULY 4, 1999
                             (Dollars in thousands)

                                                                        EG&G          THE DIVISION
                                                                        HISTORICAL    HISTORICAL
                                                                        SIX MONTHS    PERIOD ENDED  PRO FORMA
                                                                        ENDED 7/4/99  5/28/99       ADJUSTMENTS       PRO FORMA
                                                                        ------------  ------------  -------------     ---------

Sales                                                                    $547,475       $214,834    $       0         $ 762,309
Cost of Sales                                                             361,066        136,125       (5,011)(B)(D)    492,180
                                                                        ---------      ---------    ---------         ---------
  Gross Margin                                                            186,409         78,709        5,011           270,129

Research and development expenses                                          29,661         18,914            0            48,575
Selling, general and administrative expenses                              123,258         85,287        2,683(C)(D)     211,228
Gains on dispositions                                                      (8,478)             0            0            (8,478)
                                                                        ---------      ---------    ---------         ---------

Operating income (loss) from continuing operations                         41,968        (25,492)       2,328            18,804
Other income (expense)                                                    (10,829)          (125)      (8,656)(E)       (19,610)
                                                                        ---------      ---------    ---------         ---------

Income (loss) from continuing operations before income taxes               31,139        (25,617)      (6,328)             (806)
Provision (benefit) for income taxes                                        2,822         (7,173)      (1,516)(F)        (5,867)
                                                                        ---------      ---------    ---------         ---------

Income (loss) from continuing operations                                   28,317        (18,444)      (4,812)            5,061
                                                                        ---------      ---------    ---------         ---------

Basic earnings per share from continuing operations                     $    0.63                                     $    0.11
Diluted earnings per share from continuing operations                   $    0.62                                     $    0.11

Weighted average shares of common stock outstanding:
  Basic                                                                    45,092                                        45,092
  Diluted                                                                  45,958                                        45,958



     The accompanying notes are an integral part of this consolidated pro forma financial information.

                                   EG&G, INC.
                UNAUDITED PRO FORMA CONSOLIDATED INCOME STATEMENT
                    FOR THE FISCAL YEAR ENDED JANUARY 3, 1999
                             (Dollars in thousands)


                                                                    EG&G             ROTRON &         EG&G           Lumen
                                                                 HISTORICAL         SEALOL ID        Before        Historical
                                                                 FISCAL YEAR        PRO FORMA     Divestitures       Period
                                                                 ENDED 1/3/99     ADJUSTMENTS(A)   Fiscal 1998    Ended 12/15/98
                                                                 ------------     --------------   ------------   --------------


Sales                                                            $   854,382       ($   22,666)    $   831,716    $  135,003
Cost of Sales                                                        550,987           (14,064)    $   536,923         91,654
                                                                 -----------       -----------     -----------    -----------
  Gross Margin                                                       303,395            (8,602)        294,793         43,349

Research and development expenses                                     46,026              (302)         45,724          4,708
Selling, general and administrative expenses                         203,740            (6,173)        197,567         23,850
Restructuring charges                                                 50,027                 0          50,027              0
Merger, spinoff & nonrecurring charges                                     0                 0               0         16,704
Asset impairment charge                                                7,400                 0           7,400              0
Gains on dispositions                                               (125,822)          125,822               0              0
                                                                 -----------       -----------     -----------    -----------

Operating income (loss) from continuing operations                   122,024          (127,949)         (5,925)        (1,913)
Other income (expense)                                                (1,397)                0          (1,397)        (5,504)
                                                                 -----------       -----------     -----------    -----------

Income (loss) from continuing operations before taxes                120,627          (127,949)         (7,322)        (7,417)
Provision (benefit) for income taxes                                  40,557           (38,355)          2,202          1,824
                                                                 -----------       -----------     -----------    -----------

Income (loss) from continuing operations                              80,070           (89,594)         (9,524)        (9,241)
                                                                 -----------       -----------     -----------    -----------
Basic earnings (loss) per share from                              $    1.77             ($1.98)         ($0.21)
continuing operations
Diluted earnings (loss) per share from                            $    1.75             ($1.95)         ($0.21)
continuing operations

Weighted average shares of common stock outstanding:
  Basic                                                               45,322            45,322          45,322
  Diluted                                                             45,884            45,884          45,884




                                                                     ILC Tech.       The Division
                                                                    Historical       Historical
                                                                  1/1/98 Through       Period            Pro Forma
                                                                     3/12/98        Ended 12/31/98      Adjustments    Pro Forma
                                                                 --------------     --------------    ---------------  ------------

Sales                                                             $     8,052        $   558,657        $    0          $1,533,428
Cost of Sales                                                           5,661            306,218        14,193(B)(D)       954,649
                                                                  -----------        -----------        ------          ----------
  Gross Margin                                                          2,391            252,439       (14,193)            578,779

Research and development expenses                                         565             42,837             0              93,834
Selling, general and administrative expenses                              989            189,025        13,375 (C)(D)      424,806
Restructuring charges                                                       0                  0             0              50,027
Merger, spinoff & nonrecurring charges                                      0                  0             0              16,704
Asset impairment charge                                                     0                  0             0               7,400
Gains on dispositions                                                       0                  0             0                   0
                                                                  -----------        -----------        ------          ---------

Operating income (loss) from continuing operations                        837             20,577       (27,568)            (13,992)
Other income (expense)                                                    (55)               183       (29,688)(E)         (36,461)
                                                                  -----------        -----------        ------          ---------

Income (loss) from continuing operations before taxes                     782             20,760       (57,256)            (50,453)
Provision (benefit) for income taxes                                      238              5,813       (15,878)(F)          (5,801)
                                                                  -----------        -----------       -------          ---------

Income (loss) from continuing operations                                  544             14,947       (41,378)            (44,652)
                                                                  -----------        -----------       -------          ---------

Basic earnings (loss) per share from                                                                                        ($0.99)
continuing operations
Diluted earnings (loss) per share from                                                                                      ($0.97)
continuing operations

Weighted average shares of common stock outstanding:
  Basic                                                                                                                     45,322
  Diluted                                                                                                                   45,884




The accompanying notes are an integral part of this consolidated pro forma financial information.

                                  PERKIN ELMER
          NOTES TO UNAUDITED PRO FORMA CONSOLIDATED INCOME STATEMENTS
                             (DOLLARS IN THOUSANDS)


Note 1. Presentation -- On July 19,1999, the Company entered into a definitive agreement to divest its Technical Services Segment (government services business) to the Carlyle Group for $250 million. The transaction is subject to certain customary closing conditions and is expected to close late in the third quarter of fiscal 1999. Accordingly, the results of operations of the Technical Services segment have been excluded from the Company's historical earnings from continuing operations and classified separately as discontinued operations for the fiscal year ended January 3, 1999 and the six months ended July 4, 1999. See the Company's quarterly report on Form 10-Q for the quarter and six months ended July 4, 1999 for further discussion.

Note 2. Purchase Price Allocation -- The purchase price allocation related to the Lumen acquisition is included in the Company's Annual Report on Form 10-K for the year ended January 3, 1999 and its separate report filed on Form 8-K/A, dated March 30, 1999, related to the Lumen acquisition. The purchase price for the Division was allocated to the estimated fair value of assets acquired and liabilities assumed. The preliminary purchase price allocation is based on the Company's estimates of respective fair values. Some allocations are based on studies and independent valuations that are currently being finalized. Management does not believe that the final purchase price allocation will produce materially different results than those reflected in the pro forma consolidated income statements. The components of the purchase price and preliminary allocation are as follows:

         Cash paid to the Division                    $275,000
         Seller note                                   150,000
         German pension liability assumed               65,000
         Acquisition costs                              10,000
                                                      --------
            Total consideration & acquisition costs    500,000
                                                      --------

         Preliminary allocation of purchase price:
            Current assets                             253,294
            Property, plant & equipment                 41,258
            Other assets                                13,499
            Identifiable intangible assets             172,900
            In-process research and development         23,000
            Goodwill                                   177,218
            Current liabilities                       (173,715)
            Other liabilities                           (7,454)
                                                      --------
            Total                                      500,000
                                                      --------

Current liabilities include approximately $36 million of accrued restructuring charges related to the Division to be incurred in connection with the acquisition. The restructuring plans include initiatives to integrate the operations of the Company and the Division, and reduce overhead. The primary components of these plans relate to: (a) employee termination benefits and related costs for approximately 15% to 20% of the acquired workforce of approximately 3,000 employees; to date, the Company has announced plans to reduce the workforce by 350 individuals (b) consolidation or shutdown of certain operational facilities worldwide, and (c) the termination of certain leases and other contractual obligations. Management is in the process of finalizing its restructuring plans related to the Division, and accordingly, the amounts recorded are based on management's current estimate of those costs. The Company will finalize these plans during 1999, and the majority of the restructuring actions are expected to occur by 1999-2000.

                                  PERKIN ELMER
          NOTES TO UNAUDITED PRO FORMA CONSOLIDATED INCOME STATEMENTS
                             (DOLLARS IN THOUSANDS)


Approximately $23 million was allocated to in-process research and development for projects that had not reached technological feasibility as of the acquisition date and for which no alternative use existed. The estimated fair value was based on a risk-adjusted cash flow and was determined by an independent third party appraiser. The in-process research and development has not been included in the pro forma combined income statements due to its nonrecurring nature.

(A) Represent adjustments to eliminate the results of operations of the Rotron and Sealol Industrial Seals businesses that were sold by the Company on January 9, 1998 and April 1, 1998, respectively, as well as the related gains on dispositions.

(B) Adjustments relate to the amortization of the write-up to fair value of Lumen and the Division's work-in-process and finished goods inventory as of their acquisition dates which totaled $3,204 and $9,897, respectively. These amounts are charged to cost of sales as the related inventory is sold and have been included in cost of sales in the pro forma consolidated income statement for the year ended January 3, 1999. The Company's historical consolidated income statement for the six months ended July 4, 1999 includes $3,204 and $2,464 of inventory write-up amortization related to Lumen and the Division, respectively. These amounts have been reversed through the pro forma adjustment to cost of sales for the six months ended July 4, 1999.

(C)Includes additional amortization related to goodwill and acquired intangible assets amortization as follows:


                                          12/98             6/99
                                         -------          ------
   Goodwill                              $10,278          $1,846
   Acquired intangibles                    8,068           2,870
                                         -------          ------
     Total amortization                   18,346           4,716
   Historical amortization                 5,440           2,315
                                         -------          ------
     Pro forma adjustment                $12,906          $2,401
                                         -------          ------

Goodwill represents the excess of consideration paid over the fair value of net assets acquired and totaled approximately $177 million and $175 million for the Division and Lumen, respectively. The Division and Lumen goodwill is being amortized over 40 years and 30 years respectively.

Acquired intangibles includes the fair value assigned to trademarks, trade names, patents and developed technology by an independent third party appraiser. These intangible assets are being amortized over periods of 10-40 years.

(D) Includes additional depreciation related to the write-up to fair value of Lumen and the Division's property, plant & equipment as of the acquisition dates. The pro forma consolidated income statements include additional depreciation expense related to these write-ups of $1,092 and $657 for cost of sales and $468 and $282 for selling, general and administrative expenses for the fiscal year ended January 3, 1999 and six months ended July 4, 1999, respectively.

(E) Reflects incremental interest expense related to financing the acquisitions. The Company has currently financed the Lumen acquisition with available cash and short-term debt consisting of commercial paper borrowings with a weighted-average interest rate of 5.5% at year end.

The Division acquisition was financed through a combination of $75 million of available cash, $100 million of commercial paper borrowings with a weighted-average interest rate of 5.2%, $100 million of money market loans with a weighted average interest of 5.2% and a one-year secured promissory note of $150 million issued by the Company to the Seller that bears interest at 5%.

A 1/8 of one percent change in the base rate would change annual interest expense by approximately $546. The Company intends to refinance a portion of the outstanding debt with fixed rate debt during fiscal 1999. Additionally, the Company plans to use a portion

                                  PERKIN ELMER
          NOTES TO UNAUDITED PRO FORMA CONSOLIDATED INCOME STATEMENTS
                             (DOLLARS IN THOUSANDS)


of the proceeds resulting from the sale of its Technical Services Segment to pay down outstanding debt.

(F) Income tax adjustments have been calculated using estimated statutory income tax rates for the jurisdictions in which the companies operate. The primary difference between the provision calculated at statutory rates and the amount reflected in the pro forma adjustments column for the periods presented is attributable to nondeductible goodwill related to the Lumen acquisition. The pro forma consolidated provision for income taxes may not represent amounts that would have resulted had the Company, the Division and Lumen filed consolidated income tax returns during the periods presented.

(c)  Exhibits

     Exhibit 2 - Purchase Agreement between The Perkin-Elmer Corporation and EG&G, Inc. dated as of March 8, 1999. (In accordance with SEC rules, certain schedules and exhibits to the Agreement, which are listed in the List of Schedules and Exhibits to Agreement, are omitted. Such schedules and exhibits will be furnished supplementally to the SEC upon request.)

     Exhibit 23.1 - Consent of PriceWaterhouseCoopers LLP, Independent Accountants.

     Exhibit 99.1 - Terms of Note between The Perkin-Elmer Corporation and EG&G, Inc.

     Exhibit 99.2 - Facilities and Services Agreement dated as of May 28, 1999 between The Perkin-Elmer Corporation and EG&G, Inc.

     Exhibit 99.3 - Analytical Instruments Division Financial Statements as of June 30, 1998 and 1997 for the two fiscal years then ended.



                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                    EG&G, Inc.


Date: August 11, 1999               By: /s/ Robert F. Friel
      ---------------                   ----------------------
                                        Senior Vice President and
                                        Chief Financial Officer
                                        (Principal Financial Officer)